News Release
CONTACT:	Steve Dale (Media) (612) 303-0784 Judith T. Murphy (Analysts) (612) 303-0783

U.S. BANCORP REDEEMS $6.6 BILLION OF PREFERRED STOCK FROM THE
U.S. TREASURY DEPARTMENT

MINNEAPOLIS, (June 17, 2009) – U.S. Bancorp announced today that it has redeemed the $6.6 billion of preferred stock issued to the Treasury under the Capital Purchase Program of the Emergency Economic Stabilization Act of 2008. Also with this transaction, U.S. Bancorp will give notice to the Treasury of its intent to repurchase the 10-year warrant issued in conjunction with the preferred stock.

“Today’s repayment of the TARP funds is a significant step forward,” said Richard K. Davis, chairman, president and chief executive officer of U.S. Bancorp. “The redemption allows our company to return to operating from a position of both independent strength and strategic flexibility. We look forward to continuing to serve our customers, support our communities, engage our employees, and create value for our shareholders, while assisting the government in its on-going economic recovery efforts. I would also like to take this opportunity to thank the U.S. taxpayers for their support of our company during the height of uncertainty in the financial markets.”

U.S. Bancorp, with $264 billion in assets, is the parent company of U.S. Bank, the 6th largest commercial bank in the United States. The company operates 2,847 banking offices and 5,183 ATMs, and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. Visit U.S. Bancorp on the web at www.usbank.com.

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Forward-Looking Statements

This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. The forward-looking statements in this press release cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. All forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated.

Anticipated results may be affected by a continuation of the recent turbulence in the global financial markets, particularly if it worsens, could impact our performance, both directly by affecting our revenues and the value of our assets and liabilities, and indirectly by affecting our counterparties and the economy generally. Dramatic declines in the housing market in the past year have resulted in significant write-downs of asset values by financial institutions. Concerns about the stability of the financial markets generally have reduced the availability of funding to certain financial institutions, leading to a tightening of credit, reduction of business activity, and increased market volatility. There can be no assurance that any governmental program or legislation will help to stabilize the U.S. financial system or alleviate the industry or economic factors that may adversely impact our business. In addition, our business and financial performance could be impacted as the financial industry restructures in the current environment, by increased regulation of financial institutions or other effects of recently enacted legislation, by changes in the creditworthiness and performance of our counterparties, and by changes in the competitive landscape. Our results could also be adversely affected by continued deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in our investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2008, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile,” and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.